UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 8, 2017

DATE OF REPORT: May 11, 2017

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

Consulting Agreement with International Monetary, Inc.

On or about May 8, 2017, American Housing Income Trust, Inc. (the “Company”), entered into a Consulting Agreement (“Agreement”) with International Monetary, Inc., a California corporation (“International Monetary”). The effective date of the Agreement is April 17, 2017, though the Agreement was not fully executed and returned to the Company until May 8, 2017. As such, the Company did not deem the Agreement a reportable event until May 8, 2017. The term of the Agreement is six (6) months from the effective date.

Pursuant to the Agreement, International Monetary will provide a variety of services to the Company, including, but not limited to, corporate and management services; financial services; shareholder relations and corporate communication services; business development services; investor relations coordination and services; and guidance to maximize shareholder value with a concentrated focus on assisting with specific corporate governance requirements for an up listing to a major listed exchange. A full list of proposed services may be found under Section 1 of the Agreement. In exchange for these services, the Company will issue to International Monetary restricted shares of common stock in an amount equal to two percent (2%) of the Company’s issued and outstanding common stock (the “Stock Compensation”). The Stock Compensation shall be made in two payments, one percent (1%) of the issued and outstanding stock as of April 17, 2017 shall be issued upon the execution of the Agreement, and the remaining one percent (1%) shall be issued ninety (90) days thereafter.

In addition to the Stock Compensation, the Company will pay a monthly cash management fee of $5,000 per month (the “Management Fee”). The Management Fee will be made on the first of every month for the duration of the Agreement.

Prior to the execution of the Agreement, there was no material relationship between International Monetary and the Company, nor International Monetary and any of the Company’s affiliates. A copy of the Agreement are attached hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
10.1	Consulting Agreement	X
31.1	Board of Directors Consent	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Michael Ogburn

Name: Michael Ogburn

Title: Chief Executive Officer and President

Dated: May 11, 2017

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